                                          PGI INCORPORATED AND SUBSIDIARIES

EXHIBIT 11
Page 1 of 3                FACTS FOR THE COMPUTATIONS OF NET INCOME/(LOSS) PER SHARE
                                                       Three Months Ended                  Six months ended
                                                   ---------------------------         -------------------------
                                                   June 30,           June 30,         June 30,         June 30,
                                                     1995               1994             1995             1994
                                                   --------           --------         --------         --------
 1) Net income/(loss) for period                  $ (600,000)        $ 629,000       $(1,229,000)      $  228,000
                                                  ==========         =========       ===========       ==========

 2) Average common shares outstanding              3,317,555         3,317,555         3,317,555        3,317,555
                                                  ==========         =========       ===========       ==========
 3) Shares outstanding at beginning of
     period                                        3,317,555         3,317,555         3,317,555        3,317,555

 4) Shares issued on stock options
     exercised and preferred stock
     and debentures converted
     during period, weighted                             ---               ---               ---              ---

 5) Treasury stock transactions,
     net, weighted                                       ---               ---               ---              ---
                                                  ----------         ---------       -----------       ----------
 6) Average shares outstanding
     before assumed exercise of
     stock options and conversions
     of preferred stock and debentures             3,317,555         3,317,555         3,317,555        3,317,555
                                                  ==========         =========       ===========       ==========

 7) Average shares outstanding
     from assumed exercise of stock
     options:
        Primary                                          ---               ---               ---              ---
                                                  ----------         ---------       -----------       ----------
        Fully diluted                                    ---               ---               ---              ---
                                                  ==========         =========       ===========       ==========

 8) Average shares outstanding from
     assumed conversion of
     preferred stock                               3,760,000         3,760,000         3,760,000        3,760,000
                                                  ==========         =========       ===========       ==========

 9) Average shares outstanding from
     assumed conversion of debentures              1,341,076         1,341,076         1,341,076        1,341,076
                                                  ==========         =========       ===========       ==========

10) Cumulative preferred dividends
     in arrears for period                        $  160,000         $ 160,000       $   320,000       $  320,000
                                                  ==========         =========       ===========       ==========

11) Interest and amortized charge
     against income for debentures
     during period                                $  190,000         $ 190,000       $   380,000       $  380,000
                                                  ==========         =========       ===========       ==========

ADJUSTMENT OF NET INCOME/(LOSS):
    Primary
     Net income/(loss) for
      period (Line 1)                             $ (600,000)        $ 629,000       $(1,229,000)      $  228,000
     Less cumulative preferred
      dividends in arrears (Line 10)                 160,000           160,000           320,000          320,000
                                                  ----------         ---------       -----------       ----------


                                    -20-

                                          PGI INCORPORATED AND SUBSIDIARIES

EXHIBIT 11
Page 2 of 3                FACTS FOR THE COMPUTATIONS OF NET INCOME/(LOSS) PER SHARE

12) Adjusted net income/(loss) for
     primary net income/(loss)
       per share                                    (760,000)          469,000        (1,549,000)         (92,000)

   Fully Diluted
    Add cumulative preferred
      dividends in arrears on
      preferred stock assumed
      converted (Line 10)                            160,000           160,000           320,000          320,000
    Add interest and amortization
      charged against income for
      debentures (Line 11)                           190,000           190,000           380,000          380,000
    Less tax effect on Line 11                           ---<FA>           ---<FA>           ---<FA>          ---<FA>
                                                  ----------         ---------       -----------       ----------
13) Adjusted net income/(loss) for
     fully diluted net income/(loss)
     per share                                     $(410,000)        $ 819,000       $  (849,000)      $  608,000
                                                  ==========         =========       ===========       ==========

ADJUSTMENT OF AVERAGE SHARES OUTSTANDING:
   Primary
    Average shares outstanding
    (Line 6)                                       3,317,555         3,317,555         3,317,555        3,317,555
    Add average shares outstanding
      from assumed exercise of
      stock options (Line 7)                             ---               ---               ---              ---
                                                  ----------         ---------       -----------       ----------

14) Shares assumed outstanding for
     primary net income/(loss)
     per share                                     3,317,555         3,317,555         3,317,555        3,317,555
                                                  ==========         =========       ===========       ==========
   Fully Diluted
    Average shares outstanding
      (Line 6)                                     3,317,555         3,317,555         3,317,555        3,317,555
    Add average shares outstanding
      from assumed exercise of
      stock options (Line 7)                             ---               ---               ---              ---
    Add average shares outstanding
      from assumed conversion of
      preferred stock (Line 8)                     3,760,000         3,760,000         3,760,000        3,760,000
    Add average shares outstanding
      from assumed conversion of
      debentures (Line 9)                          1,341,076         1,341,076         1,341,076        1,341,076
                                                  ----------         ---------       -----------       ----------

15) Shares assumed outstanding for
     fully diluted net income/(loss)
     per share                                     8,418,631         8,418,631         8,418,631        8,418,631
                                                  ==========         =========       ===========       ==========


                                    -21-

                                                 PGI INCORPORATED AND SUBSIDIARIES

EXHIBIT 11
Page 3 of 3                FACTS FOR THE COMPUTATIONS OF NET INCOME/(LOSS) PER SHARE

NET INCOME/(LOSS) PER SHARE:

   Before Adjustment
    (Line 1/Line 2)                               $     (.18)        $     .19       $      (.37)      $      .07
                                                  ==========         =========       ===========       ==========

   Primary
    (Line 12/Line 14)                             $     (.23)        $     .14       $      (.47)      $     (.03)
                                                  ==========         =========       ===========       ==========

   Fully Diluted <FB>                             $     (.23)        $     .14       $      (.47)      $     (.03)
                                                  ==========         =========       ===========       ==========


----------------------------------

<FA> No tax calculation has been made because of full utilization of all available tax benefits for financial accounting purposes.

<FB> Fully diluted net loss per share is the same as primary net income/(loss) per share due to anti-dilutive effect of assumed exercise of stock options and conversions of preferred stock and debentures to common stock.



                                    -22-